Exhibit 99.1

Contacts:	David L. Kerr	Joseph C. Tusa, Jr.
	Senior Vice President – Corporate Development	Senior Vice President and
	713.386.1420	Chief Financial Officer
	dkerr@comsys.com	713.386.1428
jtusa@comsys.com

COMSYS IT PARTNERS, INC. REPORTS FIRST QUARTER RESULTS

HOUSTON, TX (MAY 5, 2005) – COMSYS IT Partners, Inc. (NASDAQ:CITP), a leading information technology staffing services company (the “Company”), today announced its results for the three months ended April 3, 2005. The quarterly adjusted pro forma information for the three months ended March 28, 2004, included in this release gives effect at the beginning of the period presented to the merger involving Venturi Partners, Inc. and COMSYS Holding, Inc. and the sale of Venturi’s commercial staffing business, in each case occurring on September 30, 2004 (as more fully described below).

Revenue for the quarter ended April 3, 2005, was $165.0 million compared to $162.8 million for the fourth quarter of 2004 and combined pro forma revenue of $156.3 million for the first quarter of 2004.

The Company reported a net loss of $0.2 million in the first quarter of 2005, or ($0.01) per diluted share, as $3.4 million, or $0.22 per diluted share, of merger related restructuring and rationalization charges and $0.4 million of stock based compensation charges, or $0.03 per diluted share, were incurred during this period. The merger related charges were primarily for abandoned office space leaseholds, salary expense for duplicate back office processing personnel and severance and retention costs for employees who will not remain with the Company.

Net income excluding merger related restructuring and rationalization charges and stock based compensation expense was $3.7 million, or $0.24 per diluted share, in the first quarter of 2005. Combined adjusted pro forma net loss excluding stock based compensation expense was $0.2 million, or ($0.01) per diluted share, in the first quarter of 2004. Depreciation and amortization expense decreased $2.7 million, or $0.18 per diluted share, over these periods as certain intangible assets related to our customer base were fully amortized in the third quarter of 2004.

Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization, merger related restructuring and rationalization charges and stock based compensation) was $10.1 million for the first quarter of 2005 and combined adjusted pro forma EBITDA was $8.7 million for the first quarter of 2004, an increase of 16%.

“We are extremely pleased with our results for the first quarter of 2005. Revenue increased 5.6% as compared to our combined pro forma revenue for the corresponding period in 2004 and we grew revenue sequentially during the first quarter while completing the integration of COMSYS and Venturi Partners,” said Michael T. Willis, Chairman and Chief Executive Officer. Willis stated, “Our order flow remains strong and we expect stable overall bill rates and gross margins for this year. We continue to believe that we will experience an improving business environment for our services in 2005.”

As a result of the merger and the sale of Venturi Partners’ commercial staffing business on September 30, 2004, we believe that the most relevant financial information to our current stockholders for periods ended prior to September 30, 2004 is certain non-GAAP financial measures for the information technology businesses of

Venturi Partners, Inc. and COMSYS Holding, Inc. on a combined basis. These non-GAAP financial measures are combined pro forma revenue, combined adjusted pro forma EBITDA, adjusted EBITDA, combined adjusted pro forma net loss and net income excluding merger related restructuring and rationalization charges and stock based compensation expense. These pro forma amounts have been adjusted to reflect the expected cost saving synergies related to the merger. A reconciliation of these non-GAAP financial measures to the financial measures recognized under generally accepted accounting principles in the United States is provided in the attached tables.

COMSYS IT Partners Chief Financial Officer, Joseph C. Tusa, Jr., said, “The integration of COMSYS and Venturi Partners is now complete as we have consolidated all duplicate offices, standardized compensation and benefit plans, deployed a common front office system and completed the final transition of our back office operations to PeopleSoft. The merger related charges of $3.4 million in the first quarter of 2005 were in line with our expectations and we fully expect to achieve the annual synergy savings of $6.5 million that were identified prior to completing the merger between COMSYS and Venturi Partners.” Tusa added, “We have begun our documentation for purposes of implementing the section 404 provisions of the Sarbanes-Oxley Act which we are currently required to be in compliance by the end of 2006.”

Conference Call Information

COMSYS will conduct a conference call today at 10:00 a.m. Eastern time to discuss the quarterly financial results. The conference call-in number is (913) 981-5532. The call will also be web cast live and replayed for 30 days at www.comsys.com and www.earnings.com. A telephone replay of the call will be available from 1:00 p.m. Eastern time on May 5, 2005, until 6:00 p.m. Eastern time on May 12, 2005, by dialing (719) 457-0820, access code 4551245.

About COMSYS IT Partners

COMSYS IT Partners, Inc. (NASDAQ: CITP) is a leading IT staffing and solutions company with 41 offices across the U.S. and an office in the U.K. Leveraging more than 30 years of experience, COMSYS has enhanced its core competency of IT staffing services by creating client-centric, cost-effective information system solutions. COMSYS’ service offerings include contingent staff augmentation of IT professionals, permanent recruiting and placement, vendor management and project solutions, including network design and management, offshore development, customized software development and maintenance, software globalization/localization translation services and implementation and upgrade services for SAS, business intelligence and various ERP packages. COMSYS serves Fortune 500 clients in the financial services/insurance, telecommunications, energy, pharmaceutical and healthcare industries and government agencies.

Forward-looking Statements

Certain information contained in this press release may be deemed forward-looking statements regarding events and financial trends that could affect the Company’s plans, objectives, future operating results, financial condition, performance and business. These statements may be identified by words such as “estimate,” “forecast,” “plan,” “intend,” “believe,” “should,” “expect,” “anticipate,” or variations or negatives thereof, or by similar or comparable words or phrases. Forward-looking statements are based on the Company’s expectations and beliefs concerning future events affecting the Company and are subject to risks and uncertainties relating to the Company’s operations and business environment, all of which are difficult to predict and many of which are beyond its control, including:

•	the Company’s success in attracting, training, retaining and motivating billable consultants and key officers and employees;

•	changes in levels of unemployment and other economic conditions in the United States, or in particular regions or industries;

•	weakness or reductions in corporate information technology spending levels;

•	the Company’s ability to maintain existing client relationships and attract new clients in the context of changing economic or competitive conditions;

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•	the impact of competitive pressures on its ability to maintain or improve its operating margins, including any change in the demand for the Company’s services;

•	the entry of new competitors into the marketplace or expansion by existing competitors;

•	increases in employment-related costs such as health care and unemployment taxes;

•	the possibility of the Company’s incurring liability for the activities of its temporary employees or for events impacting its temporary employees on clients’ premises;

•	the risk in an uncertain economic environment of increased incidences of employment disputes, employment litigation and workers’ compensation claims;

•	the challenges of achieving anticipated synergies related to the recently completed merger;

•	the risk that further cost cutting or restructuring activities undertaken by the Company could cause an adverse impact on certain of the Company’s operations;

•	economic declines that affect the Company’s business, including its profitability, liquidity or ability to comply with its loan covenants;

•	adverse changes in credit and capital markets conditions that may affect the Company’s ability to obtain financing or refinancing on favorable terms;

•	adverse changes to management’s periodic estimates of future cash flows that may affect the Company’s assessment of its ability to fully recover its goodwill;

•	whether governments will amend existing regulations or impose additional regulations or licensing requirements in such a manner as to increase the Company’s costs of doing business; and

•	other matters discussed in this press release and the Company’s most recent definitive proxy statement, Forms 10-K, 10-Q and 8-K, as well as matters discussed in the Company’s future SEC filings.

Although the Company believes that the expectations reflected in its forward looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. They can be affected by inaccurate assumptions the Company might make or by known or unknown risks and uncertainties. The forward-looking statements included in this release are not guarantees of future performance, and we cannot assure the reader that those statements will be realized or that the forward-looking events or circumstances will occur. Actual future results may vary materially. Because of these factors, the Company cautions that investors should not place undue reliance on any of its forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and except as required by law the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances, and is not responsible for any changes made to this release by wire or Internet services.

Non-GAAP Financial Measures

This press release includes a presentation of the following financial measures: combined pro forma revenue, net income excluding merger related restructuring and rationalization charges and stock based compensation expense, combined adjusted pro forma net loss, adjusted EBITDA and combined adjusted pro forma EBITDA. These items are not financial measures recognized under generally accepted accounting principles in the United States. The Company has included these non-GAAP financial measures because it believes that they permit a more meaningful comparison of the Company’s operating performance between the periods presented and because management uses them in evaluating the Company’s operating performance. Because these items are not GAAP financial measures, however, other companies may present similarly titled items that are calculated using differing adjustments. Accordingly, these measures as presented in this press release should not be used to evaluate the Company’s performance by comparison to any similarly titled measures presented by other companies. Reconciliations of these non-GAAP financial measures with the most comparable GAAP measurements are provided in the tables below. Investors are strongly urged to review these reconciliations. In addition, the exclusion of restructuring and rationalization charges in certain of these non-GAAP financial measures does not imply that such charges are non-recurring, infrequent or unusual. Restructuring and rationalization charges were incurred in the periods presented, and similar charges may recur in future periods.

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Three Months Ended
April 3, 2005
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE ($000's):
Net loss	(206)
Merger related restructuring and rationalization charges	3,428
Stock based compensation expense	437

Net income excluding merger related restructuring and rationalization charges and stock based compensation expense	3,659

Three Months Ended
March 28, 2004
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE ($000's):
Combined adjusted pro forma loss from continuing operations (see attached schedule for reconciliation to GAAP measure)	(1,481)
Stock based compensation expense	1,293

Combined adjusted pro forma net loss excluding stock based compensation expense	(188)

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COMSYS IT PARTNERS, INC.

UNAUDITED STATEMENT OF CONTINUING OPERATIONS

FOR THE THREE MONTHS ENDED APRIL 3, 2005

(IN THOUSANDS EXCEPT FOR PER SHARE DATA)

Historical Consolidated
Three Months Ended April 3, 2005
Revenue from services	$164,953
Cost of services	127,366

Gross profit	37,587

Operating costs and expenses
Selling, general and administrative expenses	27,518
Restructuring & integration costs	3,428
Stock based compensation	437
Depreciation and amortization	2,471

33,854

Income from operations	3,733
Interest expense, net	4,026
Other (income) expense, net	(87)

Loss before income taxes	(206)
Income tax expense (benefit)	—

Net loss from continuing operations	$(206)

Net loss from continuing operations per share - basic and diluted	$(0.01)

Weighted shares outstanding - basic and diluted	15,332

Net loss	$(206)
Adjustments:
Restructuring & integration costs	3,428
Stock based compensation expense	437
Depreciation and amortization	2,471
Interest expense, net	4,026
Other (income) expense, net	(87)
Income tax expense (benefit)	—

Adjusted earnings before interest, taxes, depreciation and amortization, restructuring and rationalization charges and stock based compensation expense (adjusted EBITDA)	$10,069

COMSYS IT PARTNERS, INC.

UNAUDITED PRO FORMA ADJUSTED STATEMENT OF CONTINUING OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 28, 2004

(IN THOUSANDS EXCEPT FOR PER SHARE DATA)

	Historical Consolidated Venturi	Staffing Services Pro Forma Adjustments (1)	Adjusted Consolidated Venturi	Historical Consolidated COMSYS	Pro Forma Adjustments		Pro Forma Combined Consolidated
	Three Months Ended March 28, 2004		Three Months Ended				Three Months Ended March 28, 2004
			March 28, 2004	March 31, 2004
Revenue from services	$129,256	$(61,779)	$67,477	$88,858	$—		$156,335
Cost of services	103,114	(50,450)	52,664	68,003	—		120,667

Gross profit	26,142	(11,329)	14,813	20,855	—		35,668

Operating costs and expenses
Selling, general and administrative expenses	24,121	(9,905)	14,216	16,640	(3,886	)(2)	26,970
Restructuring & integration costs	—	—	—	—	—		—
Stock based compensation	913	(59)	854	—	439	(3)	1,293
Depreciation and amortization	1,082	(188)	894	3,984	320	(4)	5,198

	26,115	(10,151)	15,964	20,624	(3,127)		33,461

Income (loss) from operations	27	(1,177)	(1,151)	231	3,127		2,206
Interest (income) expense, net	191	(368)	(177)	15,249	(11,385	)(5)	3,687

Loss before income taxes	(164)	(810)	(974)	(15,018)	14,512		(1,481)
Income tax expense (benefit)	(24)	24	—	—	—		—

Loss from continuing operations	$(140)	$(834)	$(974)	$(15,018)	$14,512		$(1,481)

Loss from continuing operations per share - basic	$(0.02)	$—	$(0.16)		$—		$(0.10)

Weighted shares outstanding - basic	6,090	—	6,090		9,409		15,499
Income (loss) from continuing operations per share - diluted	$(0.02)	$—	$(0.16)		$—		$(0.10)

Weighted shares outstanding - diluted	6,090	—	6,090		9,409		15,499

Loss from continuing operations	$(140)	$(834)	$(974)	$(15,018)	$14,512		$(1,481)
Adjustments:
Restructuring & integration costs	—	—	—	—	—		—
Stock based compensation expense	913	(59)	854	—	439		1,293
Depreciation and amortization	1,082	(188)	894	3,984	320		5,198
Interest (income) expense, net	191	(368)	(177)	15,249	(11,385)		3,687
Income tax expense (benefit)	(24)	24	—	—	—		—

Adjusted earnings before interest, taxes, depreciation and amortization, restructuring and rationalization charges and stock based compensation expense (adjusted EBITDA)	$2,021	$(1,424)	$597	$4,215	$3,886		$8,697

NOTES TO UNAUDITED PRO FORMA ADJUSTED

STATEMENT OF CONTINUING OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 28, 2004

(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

(1)	These pro forma adjustments reflect the sale of the Staffing Services division of Venturi and reflect the estimated reduction in revenue from services, cost of services and expenses that would have occurred had the divestiture occurred at the beginning of the period presented. The pro forma adjustments for revenue from services and cost of services are based on actual amounts recorded by the Staffing Services division in the respective period. The pro forma adjustments related to other operating expenses are also principally based on actual expenses directly recorded by the Staffing Services division.

(2)	Reflects $3,886 of estimated cost savings expected to be realized upon completion of the integration of COMSYS and Venturi. These savings relate primarily to reduced compensation expense following the elimination of duplicative management, operating and administrative headcount, reduced rent expense following the consolidation of operating locations and reduced administrative expense following the elimination of duplicative corporate infrastructure.

(3)	In connection with the merger, all of the outstanding shares of COMSYS Class D redeemable preferred stock were exchanged for an aggregate of 1,405,844 shares of Venturi common stock valued at $11.20 per share. One-third of the common shares were vested at the closing of the merger, one-third vest in equal installments on January 1 in each of the years 2005, 2006 and 2007, and the remaining one-third vest in equal annual installments if specified earnings targets are met for the fiscal years 2004, 2005 and 2006, provided, however, that the remaining unvested shares are subject to immediate vesting upon the occurrence of certain events specified in the management incentive plan. This adjustment reflects the amortization expense associated with the portion of deferred compensation that vests ratably over a three year period ($439).

(4)	Identifiable intangibles related to the merger include primarily customer lists totaling approximately $6,407. The estimated useful life of these assets is five years and the amortization thereof ($320 per quarter) has been recorded as a pro forma adjustment. This estimate of identifiable intangibles is based on a discounted cash flow analysis of estimated earnings attributable to customers for which Venturi performs services under contracts.

(5)	Reflects adjustments to eliminate historical interest expense and to record the pro forma interest expense related to the new credit facilities and preferred stock issued in connection with the merger (assuming the merger had been effected at the beginning of the period presented).

The components of the pro forma changes to historical interest expense are as follows:

Elimination of historical interest expense	$(15,072)
Pro forma interest expense:
Dividends on mandatorily redeemable preferred stock	842
Junior term loan	1,663
Senior revolver	671
Senior term loan	188
Commitment fees	34
Amortization of deferred financing costs & other	289

Net changes to historical interest expense	$(11,385)

COMSYS IT PARTNERS, INC.

UNAUDITED SELECTED BALANCE SHEET DATA

(IN THOUSANDS)

	April 3, 2005	January 2, 2005
Cash and cash equivalents	$—	$—
Accounts receivable, net	$144,918	$131,445
Working capital	$28,761	$19,087
Senior credit facility (1)	$70,917	$62,623
Second lien term loan	$70,000	$70,000
Mandatorily redeemable preferred stock	$24,156	$23,314
Stockholders’ equity	$36,725	$36,025

(1)	Excluding current maturities of long-term debt.